                   U.S. SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report:  January 7, 2015

                            ISA INTERNATIONALE INC.

(Exact name of registrant as specified in its charter)

       Delaware                 001-16423                 41-1925647

(State of Incorporation)  (Commission File Number)  (IRS Employer ID. No.)

      2564 Rice Street, St. Paul, MN               55113

(Mailing address of principal executive offices) (Zip Code)

 (Registrant's telephone number, including area code:   (651-484-9850)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

 (17CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17CFR240.14A-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1 Business and Operations

Item 1.01 Entry into Material Definitive Agreements:

On December 31, 2014, ISA Financial Services, Inc. (The “Buyer”)(ISAF), a presently owned 100% unconsolidated investment subsidiary of ISA Internationale, (ISAT), a Business Development Company focused on recruiting, mentoring, coaching, and enhancing investment opportunities for healthcare and technology based companies, entered into a Stock Purchase Agreement Agreement (The “Agreement”) with Doubletree Ranch Limited Partnership, an Alaska limited partnership, (“Seller”), wherein ISAF (the “Buyer”) acquires 100% of the issued and outstanding common shares of National Acceptance, a Minnesota Corporation, engaged in various investments in equity and bond investments and other real estate activities. National Acceptance Corporation receives 4,500,000 common shares of the subsidiary common stock authorized to be issued. The Company receives an investment in a Company whose assets approximating in excess of $4,500,000 and liabilities totaling approximately $2,000,000.

The ISAF Company will have the books and records of the acquired Company subject to a certified audit and the results filed accordingly within 60-70 days.

A copy of this agreement is attached as an exhibit to this 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISA INTERNATIONALE INC.

/s/ Bernard L. Brodkorb

By: Bernard L. Brodkorb

President, Chief Executive Officer and Chief Financial Officer

Date: January 8, 2015